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                                                                    EXHIBIT 99.2


                              REQUEST FOR WAIVER

                  Dividend Reninvestment and Direct Purchase

This form is to be used only by Participants in the Kilroy Realty Corporation (the "Company") Dividend Reinvestment Program and Direct Purchase Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $5,000 monthly maximum.

A new form must be completed each month in which the Participant wishes to make an optional cash investment in excess of the $5,000 monthly maximum. This form will not be accepted by the Agent, unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form and (b) the Participant has received a current copy of the Prospectus relating to the Plan (the "Prospectus").

This form should be completed and returned via facsimile at (310) 322-5981,
Attention: Tyler Rose, by 2:00 p.m. Los Angeles Time, on the day that is at least three business days prior to the first day of the applicable Investment Period. (See Annex 1 to the Prospectus.) For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash investments made pursuant to an approved Request for Waiver, please call (310) 563-5500.

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  Participant Information:
  Please Fill Out Entirely.  Bids with Incomplete Information will be rejected.

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  Participant Name                                   Participant Signature                                       Date
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  Tax I.D. Number                                    Phone Number                                                Fax Number
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  Street Address                                     City                           State                        Zip
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Payment Information:

Amount of Payment Request:    $ ____________

  *Wired funds should be directed to the following account: ABA # 043 000 261, account # 100-3609, with a reference to Kilroy
  Investment Plan. The Agent must receive all funds at least one business day prior to the first day of the Investment Period for the applicable investment date.

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  For Company Use Only:

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  Amount Approved                                    Approved by
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  Discount Approved                                  Title                                              Date
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